Barry L. Friedman, P.C.
                           Certified Public Accountant
                                1582 Tulita Drive
                             Las Vegas, Nevada 89123
                            Telephone: (702)361-8414
                            Facsimile: (702)896-0278





                                                              October 20, 1999


U.S. Securities and Exchange Commission
Division of Corporation Finance
Mail Stop 3-4
450 - 5th Street, N.W.
Washington, D.C.   20549

Dear Sir/Madam:

                  Re:  Form 10SB filed by BidHit.com, Inc. (the "Company")
                   (formerly Third Millennium Software Corp.)

                  I am the former accountant/auditor for the Company. I have received and reviewed a copy of the Company's Form 10SB which was filed with the Securities and Exchange Commission on October 15, 1999.

                  I agree with the disclosure and all statements in the Company's Form 10SB as they relate to the Company's financial matters.

                  Should you have any questions, please do not hesitate to contact the writer.

                                                     Yours truly,


                                                     /s/ Barry L. Friedman
                                                    ----------------------------
                                                     Barry L. Friedman, P.C.